Exhibit 99.1

Shift4 Announces Closing of New Revolving Credit Facility

CENTER VALLEY, PA., September 10, 2024 – Shift4 Payments, LLC (“Shift4 LLC”), a wholly-owned subsidiary of Shift4 Payments, Inc. (NYSE: FOUR), a leader in integrated payments and commerce technology, today announced the completion on September 5, 2024 of a refinancing of its existing revolving credit facility with a second amended and restated first lien credit agreement entered into with Goldman Sachs Bank USA, as administrative agent and collateral agent, and the lenders and issuing banks party thereto, providing for a $450.0 million senior secured revolving credit facility (the “Revolving Credit Facility”), $112.5 million of which is available for the issuance of letters of credit.

The new Revolving Credit Facility refinanced Shift4 LLC’s prior revolving credit facility under the amended and restated first lien credit agreement entered into on January 29, 2021 with UBS AG, Cayman Islands Branch (as successor to Credit Suisse AG, Cayman Islands Branch), as the original administrative agent and collateral agent, and the lenders and issuing banks party thereto, as amended.

Nancy Disman, Chief Financial Officer of Shift4 Payments, Inc., commented, “We are pleased with the flexibility that this increased credit facility affords us as we continue to grow around the world, and we thank each of the institutions involved for their commitment and confidence in Shift4.”

Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to, at Shift4 LLC’s option, either (x) a term SOFR based rate (subject to a 0.0% floor), plus an applicable margin of 2.00%, or (y) an alternate base rate (equal to the highest of the federal funds effective rate plus 0.50%, the term SOFR rate for an interest period of one month (subject to a 0.0% floor) plus 1.00%, and the prime rate announced by the administrative agent from time to time), plus an applicable margin of 1.00%. The Revolving Credit Facility is scheduled to mature on September 5, 2029.

The new Revolving Credit Facility was undrawn at closing.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any futures results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions; our inability to protect our IT systems and confidential information, as well as the IT systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches and/or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, marketing, cryptocurrency, and consumer protection laws across different markets where we conduct our business; our ability to continue to expand our share of the existing payment processing markets or expand into new markets; additional risks associated with our expansion into international operations, including compliance with and changes in foreign governmental policies, as well as exposure to foreign exchange rates; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business; and the significant influence Jared Isaacman, our CEO and founder, has over us, including control over decisions that require the approval of stockholders. These and other important factors discussed under the caption “Risk Factors”

in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023 and in Part II, Item 1A. in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Any such forward-looking statements represent management’s expectations as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

About Shift4 Payments:

Shift4 Payments (NYSE: FOUR) is boldly redefining commerce by simplifying complex payments ecosystems across the world. As the leader in commerce-enabling technology, Shift4 powers billions of transactions annually for hundreds of thousands of businesses in virtually every industry.

Investor Relations:

Thomas McCrohan

484.735.0779

investors@shift4.com

Paloma Main

484.954.5768

investors@shift4.com

Media Contacts:

Nate Hirshberg

Senior Vice President, Marketing

Shift4 Payments

888.276.2108 x1107

nhirshberg@shift4.com